UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2017

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Global GP LLC (“GPLLC”), the general partner of Global Partners LP, approved a form of phantom unit award agreement under the Global Partners LP Long-Term Incentive Plan, as amended, (the “Plan”) for use for grants to executive officers who have an employment agreement in place with GPLLC (the “Executive Officer Award Agreement”).  A copy of the Executive Officer Award Agreement is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Future awards, if any, shall be granted at the discretion of the Compensation Committee in compliance with the terms of the Plan in the form of award agreement selected by the Compensation Committee, in its full discretion, which may include the Executive Officer Award Agreement.

Item 9.01.                            Financial Statements and Exhibits

(d)                                             Exhibit

99.1*                             Form of Phantom Unit Award Agreement for Executive Officers under Global Partners LP Long-Term Incentive Plan

*                 Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: August 22, 2017		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Form of Phantom Unit Award Agreement for Executive Officers under Global Partners LP Long-Term Incentive Plan

*                 Furnished herewith.